Exhibit 4(a)

                              EMCOR GROUP, INC.
                    SEVENTH AMENDMENT TO CREDIT AGREEMENT

Harris Trust and Savings Bank Chicago, Illinois and the other lenders from time to time party to the Credit Agreement referred to below

Gentlemen:

      We refer to the Credit Agreement dated as of June 19, 1996 as amended and currently in effect between EMCOR Group, Inc., DYN Specialty Contracting, Inc., Drake & Scull Engineering Ltd., Comstock Canada, Ltd. and you (the "Credit Agreement"), capitalized terms used without definition below to have the meanings ascribed to them in the Credit Agreement. Upon receipt by the Agent of counterparts hereof while, taken together, bear the signatures of the Borrowers and the Required Lenders, this letter shall serve to amend the Credit Agreement as follows:

      1.    Amendment to Section 7.11 (Liens).

      Section 7.11(g) of the Credit Agreement shall be modified by adding the following at the end thereof:

   "and Liens on assets of the Canadian Subsidiaries in favor of London Guarantee Insurance Company securing obligations in connection with payment and performance bonds issued by London Guarantee Insurance Company (provided that if, as and when Liens are granted to the Agent on assets of the Canadian Subsidiaries the Liens on the assets of the Canadian Subsidiaries granted to London Guarantee Insurance Company (other than moneys due or to become due under contracts for which a surety bond has been provided by London Guarantee Insurance Company and inventory, materials and equipment purchased for, installed in or allocated to any such contracts) shall be subject and subordinate to any Liens granted on such assets in favor of the Agent)"

      2.    Section 7.13 Capital and Certain Other Restricted Expenditures

      Section 7.13 of the Credit Agreement shall be amended by striking the phrase "or make any acquisition permitted solely by Section 7.12(i) hereof or make any investment described in Section 7.12(n) hereof" therefrom and by adding the following at the end thereof:

   "The Borrowers will not, nor will they permit any Restricted Subsidiary to, make any acquisition permitted solely by Section 7.12(i) hereof or make any investment described in Section 7.12(n) hereof without the written consent of the Required Lenders if the aggregate amount expended on account of any such acquisition or investment would exceed $10,000,000 or if after giving effect thereto the aggregate amount expended by the Borrowers and their Restricted Subsidiaries from March 20, 1998 to the date of the consummation of the acquisition or investment in question would exceed $25,000,000, provided that consideration for investments or acquisitions which consists of capital stock of the Company shall be excluded from the forgoing calculations."

      Except as specifically amended hereby, all of the terms, conditions and provisions of the Credit Agreement shall stand and remain unchanged and in full force and effect. No reference to this Seventh Amendment to Credit Agreement need be made in any instrument or document at any time referring to the Credit Agreement, and any reference to the Credit Agreement in any of such shall be deemed to be a reference to the Credit Agreement as amended hereby. The Agent is authorized to enter into an intercreditor agreement with London Guarantee Insurance Company and/or its Affiliates on terms which are not in any material respect more detrimental to the Lenders than the intercreditor agreement currently extant with Reliance Surety Company and its Affiliates. This Seventh Amendment to Credit Agreement shall be construed in accordance with and governed by the laws of Illinois and may be executed in counterparts and by separate parties hereto on separate counterparts, each to constitute an original but all one and the same instrument.

Date as of this 14th day of April 1998

                                EMCOR GROUP, INC.


                               By
                               -------------------------------------------------
                                    Its   Chairman of the Board
                                    ---------------------------


                               DYN SPECIALY CONTRACTING, INC.


                               By
                               -------------------------------------------------
                                    Its   Executive Vice President
                                    ------------------------------


                               DRAKE & SCULL ENGINEERING LTD.


                               By
                               -------------------------------------------------
                                    Its   Director
                                    --------------


                              COMSTOCK CANADA, LTD.


                               By
                               -------------------------------------------------
                                    Its   Chairman of the Board
                                    ---------------------------

Accepted and agreed as of the date last above written.

                               HARRIS TRUST AND SAVINGS BANK


                               By
                               -------------------------------------------------
                                    Its
                                    --------------------------------------------


                               BANK OF SCOTLAND


                               By
                               -------------------------------------------------
                                    Its
                                    --------------------------------------------


                              LASALLE NATIONAL BANK


                               By
                               -------------------------------------------------
                                    Its
                                    --------------------------------------------


                              CORESTATES BANK, N.A.


                               By
                               -------------------------------------------------
                                    Its
                                    --------------------------------------------


                               THE FUJI BANK, LIMITED, NEW YORK  BRANCH


                               By
                               -------------------------------------------------
                                    Its
                                    --------------------------------------------